UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 23, 2013 (May 22, 2013)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual stockholders meeting (the “Annual Meeting”) of Range Resources Corporation (the “Company”) was held on Wednesday, May 22, 2013 at 9:00 a.m. Central Time at the Norris Conference Center, Red Oak Ballroom, 304 Houston Street in Fort Worth, Texas. As of March 26, 2013, the record date for the Annual Meeting, there were 163,065,817 shares of common stock issued and outstanding. A quorum of 149,286,452 shares of common stock was present or represented at the Annual Meeting.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.	Stockholders elected each of the Company’s nine nominees for directors to serve a term of one year to expire at the 2014 Annual Meeting or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
Anthony V. Dub	140,092,255	98.66%	1,819,904	69,082	7,305,211
V. Richard Eales	139,971,173	98.58%	1,939,274	70,794	7,305,211
Allen Finkelson	137,681,532	96.97%	4,230,182	69,527	7,305,211
James M. Funk	138,133,969	97.29%	3,778,223	69,049	7,305,211
Jonathan S. Linker	139,952,274	98.57%	1,961,727	67,240	7,305,211
Mary Ralph Lowe	140,651,148	99.06%	1,263,257	66,836	7,305,211
Kevin S. McCarthy	136,984,177	96.48%	4,930,694	66,370	7,305,211
John H. Pinkerton	141,000,707	99.30%	732,073	248,461	7,305,211
Jeffrey L. Ventura	140,463,860	98.93%	1,450,624	66,757	7,305,211

2.	Stockholders approved, on an advisory basis, the compensation of the Named Executive Officers.

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
122,077,702	85.98%	19,354,354	549,185	7,305,211

3.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as set forth below:

Votes For	% of Voted	Votes Against	Abstentions	Broker Non-Votes
148,588,140	99.53%	640,379	57,933	0

4.	The stockholder proposal seeking a report for investors on how the Company is measuring, mitigating and setting reduction targets and disclosing methane emissions did not receive the vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal.

Votes For	Votes Against	% of Voted	Abstentions	Broker Non-Votes
25,989,975	93,652,530	65.96%	22,338,736	7,305,211

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President-General
Counsel and Corporate Secretary

Date: May 23, 2013

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